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                                   EXHIBIT 5.1
                  OPINION OF HELLER, EHRMAN, WHITE & MCAULIFFE












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                                January 29, 1997








Data I/O Corporation
10525 Willows Road N.E.
Redmond, WA  98052

     Re:     REGISTRATION STATEMENT ON FORM S-8 UNDER THE
             SECURITIES ACT OF 1933, AS AMENDED

Ladies and Gentlemen:

     Data I/O Corporation, a Washington corporation (the "Company"), has requested our opinion with respect to certain matters relating to the registration statement on Form S-8 (the "Registration Statement") which the Company will be filing with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 600,000 shares (the "Shares") of common stock, without par value (the "Common Stock"), issuable by the Company: (1) upon the exercise of options to purchase shares (the "Options") granted pursuant to the Company's 1982 Employee Stock Purchase Plan, Amended and Restated December 11, 1996 (the "Employee Stock Purchase Plan"); or (2) pursuant to the Company's 1996 Director Fee Plan (the "Director Fee Plan", and, collectively with the Employee Stock Purchase Plan, the "Plans").

     The Shares are currently unissued shares of the Company. The Shares are to be sold to employees of the Company or issued to eligible members of the Company's board of directors (the "Board") as described in the Plans.

     We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary and appropriate for our opinion:

     1. The Articles of Incorporation of the Company, certified by the Washington Secretary of State as of January 21, 1997, and certified to us by an officer of the Company as being complete, unamended and in full force and effect as of the date of this opinion;

     2. A Certificate of Existence/Authorization relating to the Company issued by the Secretary of State of the State of Washington, dated as of January 21, 1997;

     3. The Bylaws of the Company, certified to us by an officer of the Company as being complete, unamended and in full force and effect as of the date of this opinion;


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     4.      Records certified to us by an officer of the Company as
             constituting all records of proceedings and of actions of the Board and shareholders of the Company relating to the adoption and amendment of the Plans, and reservation and issuance of shares under the Plans;

     5.      The Plans;

     6. A certificate of the Company's transfer agent indicating the number of shares of capital stock of the Company outstanding as of January 20, 1997; and

     7. A certificate of an officer of the Company, dated as of the date of this opinion, stating that no dissolution proceedings have been commenced with respect to the Company.

     This opinion is limited to the laws of the State of Washington and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

     Based upon the foregoing and subject to the assumptions and qualifications expressed herein, it is our opinion that:

     (1) the reservation for issuance of the Shares upon the exercise of the Options granted pursuant to the Employee Stock Purchase Plan has been duly authorized and, upon exercise of the Options and payment of the purchase price for the Shares and issuance and delivery of the Shares pursuant to the terms of the Employee Stock Purchase Plan, the Shares will be validly issued, fully paid and non-assessable; and

     (2) the reservation for issuance of the Shares under the Director Fee Plan has been duly authorized and upon issuance and delivery of the Shares pursuant to the terms of the Director Fee Plan, the Shares will be validly issued, fully paid and non-assessable.

     Our opinion is qualified to the extent that in the event of a stock split, share dividend or other reclassification of the Common Stock effected subsequent to the date hereof, the number of shares of Common Stock issuable upon the exercise of Options or pursuant to the Director Fee Plan may be adjusted automatically, as set forth in the terms of the Plans, such that the number of such shares may exceed the number of Company's remaining authorized, but unissued shares of Common Stock at the time the Options are exercised or shares are issued pursuant to the Director Fee Plan.

     We expressly disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

     We hereby authorize and consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.


                                   Very truly yours,

                                   HELLER, EHRMAN, WHITE & McAULIFFE


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